UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2020

Anchorage International Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-156254	26-0884454
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1334 Spring Hill, TN	37174
(Address of principal executive offices)	(Zip Code)

(615) 806-5988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On June 23, 2020, as a result of a private transactions, 1,588,620,000 shares of common stock $0.00001 par value per share (the “Common Stock”) and 10,000,000 shares of Series A Convertible Preferred Stock, $0.00001 par value per share (the “Preferred Stock,” and with the Common Stock, the "Shares") of Anchorage International Holdings Corp., a Delaware corporation (the "Company"), were transferred from David Lazar to Lin Yue, CEO of Liaoning Yisheng Jiaren Agricultural Technology Corporation Limited and Liaoning Yisheng Jiaren Agricultural Technology Corporation Limited, respectively (together, the “Purchaser”). As a result, the Purchaser became an approximately 99% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $260,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2020, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Mr. Lin Yue consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Lin Yue, age 54, is the Chairman of China Changsheng Limited and the Chairman of Liaoning Changsheng Agricultural Science and Technology Co., Limited.

In 2013, Mr. Lin Yue completed construction of a large-scale pig farm in the city of Beipiao of Liaoning Province. Since 2015, Mr. Lin Yue has completed strategic mergers and acquisitions with companies in various industry sectors including animal husbandry, aquaculture and herbs plantation. In 2017, he established Liaoning Changsheng Agricultural Science and Technology Co., Limited, whose main business is research and development of precious Chinese medicine plantation, animal husbandry and tourism catering. In 2018. Lin Yue took Liaoning Changsheng Agricultural Science and Technology Co., Limited public on Global SME Equity Exchange Center in Hong Kong. In

2019, he completed construction of a 14-story commercial building in the city of Beipiao of Liaoning Province, in which is produced deep processing products and cooked products, produce health care liquor.

Mr. Lin Yue has been appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 99.2	STOCK PURCHASE AGREEMENT, dated June 22, 2020, by and among David Lazar, Lin Yue, and Yisheng Jiaren Agricultural Technology Corporation Limited. DIRECTORS RESOLUTIONS, dated June 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2020

Anchorage International Holdings Corp.

/s/ Lin Yue
By:	Lin Yue
Title:	President

EXHIBIT INDEX

Exhibit No.

99.1 99.2	STOCK PURCHASE AGREEMENT, dated June 22, 2020, by and among David Lazar, Lin Yue, and Yisheng Jiaren Agricultural Technology Corporation Limited. DIRECTORS RESOLUTIONS, dated June 20, 2020.

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